UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

DIVIDEND CAPITAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	000-50724	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 1700

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement with Philip L. Hawkins

As previously disclosed in our Current Report on Form 8-K filed on July 27, 2006, we have entered into a contribution agreement (the “Contribution Agreement”), dated as of July 21, 2006, with Dividend Capital Operating Partnership LP (our “Operating Partnership”) and Dividend Capital Advisors Group LLC (the “Advisor’s Parent”), the parent company of Dividend Capital Advisors LLC (the “Advisor”), our external advisor. The Contribution Agreement provides that, subject to approval by our stockholders and subject to the satisfaction of certain other conditions, the entire outstanding membership interest and all economic interests in the Advisor will be contributed by the Advisor’s Parent to our Operating Partnership in exchange for aggregate consideration of 15,111,111 units of limited partnership interest (“OP Units”) in our Operating Partnership, which includes the modification of a special series of units of limited partnership interest in our Operating Partnership held by the Advisor’s Parent into OP Units. We refer to this transaction as the “Internalization.” In connection with the proposed Internalization, we are also proposing the adoption of our 2006 Long-Term Incentive Plan, which plan will be submitted to our stockholders for approval.

In connection with the Internalization, on August 14, 2006, we entered into an employment agreement (the “Employment Agreement”) with Philip L. Hawkins. The Employment Agreement will become effective only if the proposed Internalization is consummated.

The Employment Agreement provides for Mr. Hawkins to serve, upon the closing of the proposed Internalization, as our Chief Executive Officer. It is also contemplated that Mr. Hawkins will become a director upon the closing of the proposed Internalization. The Employment Agreement has a three-year term, which, commencing August 14, 2009, will automatically renew for successive one-year periods unless Mr. Hawkins or we give notice of non-renewal or his employment otherwise terminates.

The Employment Agreement provides for an annual salary of $575,000. Mr. Hawkins’s initial target annual bonus will be at least 100% of salary, with a guaranteed pro rata bonus of 100% of salary for 2006 and a guaranteed pro rata bonus of 80% of salary for 2007. Mr. Hawkins will be entitled to receive an annual long-term incentive compensation award with an aggregate annual target value of $1,150,000, which will vest in equal annual installments over four to five years, subject to the achievement of pre-established, performance-related goals. In addition, as contemplated by the Employment Agreement, as a signing bonus, Mr. Hawkins, under our 2006 Long-Term Incentive Plan, will receive, subject to the approval of the 2006 Long-Term Incentive Plan by our stockholders, 450,795 shares of our common stock (or equivalent full value awards and including either dividend rights or dividend equivalent rights) vesting over five years (0%, 0%, 25%, 25% and 50%) commencing on August 1, 2007, and in addition, upon the closing of the proposed Internalization, will purchase 88,889 shares of our common stock for $11.25 per share.

Pursuant to the Employment Agreement, Mr. Hawkins will be reimbursed for reasonable moving and relocation expenses related to his relocation to the Denver, Colorado area, with a gross-up for taxes; we will also provide him with a reasonable allowance for temporary housing extending possibly through September 15, 2007 at the latest; and he will be entitled to reimbursement for travel, including commuting costs prior to the relocation of his family to Denver.

If Mr. Hawkins’s employment is terminated by us without cause or by him for good reason, he will be entitled to severance generally equal to the sum of two times annual salary, two times the greater of the target bonus for the year of termination and the average of the actual bonuses for the two years prior to the year of termination, two years of continuing coverage under the group health plan, and payments in respect of certain relocation-related obligations. In addition, in that event, Mr. Hawkins will be entitled to a pro-rated target bonus for the year of termination and the vesting of all outstanding equity awards. Mr. Hawkins’s equity compensation awards will also vest in the event of a change in control. If the payments under the Employment Agreement, including compensation triggered by a change in control, constitute a “parachute payment” under the Internal Revenue Code of 1986, as amended, such that an excise tax is imposed, Mr. Hawkins is generally entitled to receive a “gross-up payment” equal to the amount of such excise tax owed (including any penalties and interest for underpayments) plus the amount necessary to put him in the same after-tax position as if no excise tax had been imposed. Upon his death or termination by us on account of his disability, a pro-rated target bonus for the year of termination will be payable, and any exclusively time-based (as opposed to performance-based) vesting conditions on his equity compensation awards will become inapplicable.

Under the Employment Agreement, Mr. Hawkins is subject to a number of restrictive covenants, including a non-competition provision for up to one year that becomes applicable following certain terminations, and non-solicitation, non-interference and confidentiality provisions. Upon the scheduled expiration of the employment term, the non-competition provision will expire upon the date of the termination of employment.

Additional Information and Where to Find It

The information contained in this Current Report on Form 8-K shall not constitute an offer of any securities for sale. Dividend Capital Trust has filed a preliminary proxy statement with the Securities and Exchange Commission, and will file will a definitive proxy statement and other materials with the SEC, relating to its upcoming stockholders’ meeting. At the stockholders’ meeting, stockholders will be asked to approve, among other proposals, a proposal relating to Dividend Capital Trust’s proposed internalization of its external management advisor, Dividend Capital Advisors. Investors and security holders are urged to read the preliminary proxy statement, and the definitive proxy statement and these other materials when they become available, because they will contain important information about Dividend Capital Trust, the stockholders’ meeting, the proposed internalization and other proposals. Investors and security holders may obtain a free copies of the preliminary proxy statement, and the definitive proxy statement and other documents when filed with the SEC, containing information about Dividend Capital Trust, at the SEC’s website at www.sec.gov. The preliminary proxy statement, and the definitive proxy statement and Dividend Capital Trust’s other SEC filings are also available on Dividend Capital Trust’s web site at www.dividendcapitaltrust.com, and may also be obtained free of charge from Dividend Capital Trust by directing such request in writing to: Dividend Capital Trust Inc., 518 17th Street, Suite 1700, Denver, Colorado 80202, Attention: Investor Relations. Investors and security holders are urged to read the preliminary proxy statement, and the definitive proxy statement and other relevant material when they become available, before making any voting or investment decisions with respect to the proposed internalization.

Participants in the Solicitation

Dividend Capital Trust and its executive officers and directors and Dividend Capital Advisors and its affiliates may be deemed, under SEC rules, to be participants in the solicitation of proxies from Dividend Capital Trust’s stockholders with respect to the stockholders’ meeting, the proposed internalization and the other proposals. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the preliminary proxy statement, which was filed with the SEC on August 14, 2006, and will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the stockholders’ meeting, the proposed internalization and the other proposals.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The 88,889 shares of our common stock to be issued and sold to Mr. Hawkins upon the closing of the proposed Internalization pursuant to his Employment Agreement will be issued and sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVIDEND CAPITAL TRUST INC.

August 18, 2006	By:	/s/ Evan H. Zucker
		Name:	Evan H. Zucker
		Title:	Chief Executive Officer

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